                                                                     EXHIBIT 2.7


                                [RAC Letterhead]


March 10, 2003


VIA FACSIMILE (814) 461-5401

Rent-Way, Inc.
Rent-Way of Michigan, Inc.
Rent-Way of TTIG, L.P.
Attn:  Chief Executive Officer
One Rent Way Place
Erie, Pennsylvania  16505

Dear Sir:

         Reference is made to that certain Asset Purchase Agreement, dated as of December 17, 2002, by and among Rent-A-Center East, Inc., a Delaware corporation (formerly known as Rent-A-Center, Inc.) ("ACQUIROR"), and Rent-Way, Inc. (the "COMPANY"), Rent-Way of Michigan, Inc. ("RENT-WAY MICHIGAN") and Rent-Way of TTIG, L.P. ("TTIG" and, together with Rent-Way Michigan, the "OPERATING SUBSIDIARIES"), as amended by that certain letter agreement dated December 31, 2002, that certain letter agreement dated January 7, 2003, that certain letter agreement dated February 7, 2003 and that certain Letter Agreement dated February 10, 2003 (together, the "ASSET PURCHASE AGREEMENT"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

         WHEREAS, the Closing of the transactions contemplated under the Asset Purchase Agreement occurred as of February 8, 2003; and

         WHEREAS, Acquiror now wishes to exercise its option to assume an additional real estate lease from an Acquired Store, and

         WHEREAS, the Company desires to grant the Acquiror an option to amend the list of Acquired Stores and Account Stores as provided herein.

         NOW, THEREFORE, this letter agreement, in accordance with Section 7.4 of the Asset Purchase Agreement, memorializes the understanding of the parties to the Asset Purchase Agreement regarding certain post-closing changes thereto and hereby amends, modifies and supplements the Asset Purchase Agreement as follows:

1.       Wolcott Store Lease Option.

         (a) The Company hereby grants to the Acquiror the option (the "OPTION") to sell, transfer, assign, convey and deliver to the Company, without representation or


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                  warranty and free and clear of all Encumbrances (except for those Encumbrances under Acquiror's senior credit facility, if any, which may have attached on February 8, 2003 and which Acquiror covenants it will obtain applicable releases if required), all of Acquiror's right, title and interest in and to all of the real estate leases and fixtures (together, the "RETURNED ASSETS") located at or associated with the Acquired Store located at 12042 East Main Street, Wolcott, NY 14590 (the "WOLCOTT STORE"). Acquiror hereby acknowledges that (i) the Option will expire at the close of business on August 31, 2004, and (ii) it will be responsible for rent on the Wolcott Store until such time as Acquiror exercises the Option.

         (b) The Company hereby agrees that, should the Acquiror exercise the Option, then as of the date of exercise of the Option, the Company shall assume and agree to pay, perform, discharge, and satisfy any and all of those Assumed Liabilities related to the Returned Assets previously assumed by Acquiror on the Closing Date, effective as of the date of the exercise of the Option.

2.       Exercise of Account Store Acquisition Option.

         (a) Acquiror hereby exercises its rights under Section 6.3 of the Asset Purchase Agreement to assume from the Company the real estate lease (and the fixtures related thereto) with respect to the Account Store located at 1121 NW 23rd Street, Oklahoma City, OK 73106 (the "ADDITIONAL LEASE"). The parties hereby acknowledge that this letter agreement shall constitute the written notice required under Section 6.3 of the Asset Purchase Agreement and that they will enter into the assignment and assumption agreement, in the form attached as Exhibit "A" hereto, with respect to the Additional Lease in accordance with Section 6.3 of the Asset Purchase Agreement.

         (b)      The Representations and Warranties of the Company set forth in
                  Section 3.8 of the Asset Purchase Agreement are hereby incorporated herein by reference and are deemed made by the Company as of the date hereof with respect to the matters related to the Additional Lease on or prior to the date hereof.

         (c) As of the date hereof, Acquiror shall assume only those liabilities or obligations of a kind or nature, whether absolute, contingent, accrued, known or unknown, that are attributable to the periods, events or circumstances on or after the date hereof, and which arise under, relate to or are in connection with the Additional Lease on or after the date hereof. Except as specifically set forth in the previous sentence, Acquiror shall assume no other liabilities or obligations relating to the Additional Lease.

         (d) Acquiror and the Company acknowledge and agree that all of the Indemnification provisions set forth in Article VIII of the Asset Purchase Agreement shall be deemed to apply with equal force to any Indemnity Claims arising or resulting from and to the extent they are attributable to the Additional Lease as if originally contemplated by the Asset Purchase Agreement.

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3.       Entire Agreement. Notwithstanding the provisions of Section 9.5 of the
         Asset Purchase Agreement and consistent with Section 7.4 of the Asset Purchase Agreement, this letter agreement, together with the Asset Purchase Agreement and all other documents and instruments referred to therein, including, but not limited to, the letter agreement from Acquiror to the Company and the Operating Subsidiaries, dated December 31, 2002, relating to the extension of the Due Diligence Period, the letter agreement from Acquiror to the Company and the Operating Subsidiaries, dated January 7, 2003, relating to the Acquiror's internal reorganization, the letter agreement from Acquiror to the Company and the Operating Subsidiaries, dated February 7, 2003, relating to various transitional and other matters, and the letter agreement from Acquiror to the Company and the Operating Subsidiaries, dated February 10, 2003, relating to certain post-closing matters constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the transactions contemplated by the Asset Purchase Agreement.

4. No Further Amendments. Other than as specifically provided for herein, all other terms and conditions of the Asset Purchase Agreement shall remain in full force and effect in accordance with its terms.

5. Governing Law. The provisions of Section 9.9 of the Asset Purchase Agreement shall apply to this letter agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                              RENT-A-CENTER EAST, INC.,
                              formerly known as Rent-A-Center, Inc.


                              By: /s/ Mitchell E. Fadel
                                  --------------------------------------------
                                  Name:  Mitchell E. Fadel
                                         -------------------------------------
                                  Title: President and Chief Operating Officer
                                         -------------------------------------


AGREED AND ACCEPTED:

RENT-WAY, INC.


By: /s/ William A. McDonnell
    -----------------------------------
    Name:  William A. McDonnell
           ----------------------------
    Title: Vice President
           ----------------------------


RENT-WAY OF MICHIGAN, INC.


By: /s/ William A. McDonnell
    -----------------------------------
    Name:  William A. McDonnell
           ----------------------------
    Title: Vice President
           ----------------------------


RENT-WAY OF TTIG, L.P.

By: Rent-Way Development, Inc.,
    its general partner


    By: /s/ William A. McDonnell
        -------------------------------
        Name:  William A. McDonnell
               ------------------------
        Title: Vice President
               ------------------------



cc:    Hodgson Russ, LLP
       One M&T Plaza, Suite 2000
       Buffalo, New York  14203-2391
       Attention:  John J. Zak, Esq.
       Telecopy:  716-849-0349